Exhibit 10(a)

Jorden Burt LLP 1025 Thomas Jefferson Street, N.W. Suite 400 East Washington, D.C. 20007-5208 (202) 965-8100 Fax: (202) 965-8104	777 Brickell Avenue, Suite 500 Miami, Florida 33131-2803 (305) 371-2600 Fax: (305) 372-9928 175 Powder Forest Drive Suite 301 Simsbury, CT 06089-9658 (860) 392-5000 Fax: (860) 392-5058

April 28, 2011

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, Colorado 80111

Re:	FutureFunds Series Account
Post-Effective Amendment No. 49 to the Registration Statement on Form N-4
File Nos. 2-89550 and 811-03972

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/Jorden Burt LLP

Jorden Burt LLP

JORDEN BURT LLP

www.jordenusa.com